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                                                                Exhibit 11.1

                        Osiris Therapeutics Inc.
                     Computation of Earnings per Share

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
                                                                                                For the nine months ended
                                            For the years ended December 31,                           September 30,
                                          1994            1995           1996                         1996          1997
                                      -------------------------------------------             ------------------------------
                                                                                                  unaudited        unaudited
Net loss                              ($3,353,877)     ($5,937,610)   ($8,212,354)             ($5,477,861)      ($2,923,621)
                                      -----------      -----------    -----------              -----------       -----------
                                      -----------      -----------    -----------              -----------       -----------

Weighted average common shares
  outstanding.......................... 2,260,739        2,499,891      2,530,127                2,527,822         2,805,251

Common shares issued within one year
  of initial filing....................    15,362           15,362         15,362                   15,362            15,362

Common share equivalents issued
  within one year of filing............   260,697          260,697        260,697                  260,697           260,697
                                      -----------      -----------    -----------              -----------       -----------
                                        2,536,798        2,775,950      2,806,186                2,803,881         3,081,310
                                      -----------      -----------    -----------              -----------       -----------
                                      -----------      -----------    -----------              -----------       -----------

Pro forma net loss per common share
  and common share equivalents........     ($1.32)          ($2.14)        ($2.93)                  ($1.95)           ($0.95)
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                                      -----------      -----------    -----------              -----------       -----------


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